UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2021

GROM SOCIAL ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Florida	001-40409	46-5542401
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2060 NW Boca Raton Blvd. #6
Boca Raton, Florida 33431
(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 287-577

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.001	GROM	The Nasdaq Capital Market
Warrants to purchase shares of Common Stock, par value $0.001 per share	GROMW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2021, Melvin Leiner resigned as Chief Financial Officer, Secretary and Treasurer of Grom Social Enterprises, Inc., a Florida corporation (the “Company”). As a result of Mr. Leiner’s resignation as the Company’s Chief Financial Officer, he relinquished his role as the Company’s “Principal Financial and Accounting Officer” for Securities and Exchange Commission (“SEC”) reporting purposes. Mr. Leiner remains the Company’s Executive Vice President and Chief Operating Officer, and a member of the Company’s board of directors.

Effective immediately upon Mr. Leiner’s resignation, the Company appointed Jason Williams as the Company’s Chief Financial Officer, Secretary and Treasurer. In addition, for SEC reporting purposes, Mr. Williams was designated as the Company’s “Principal Financial and Accounting Officer.”

Mr. Williams, 47, has more than 20 years of leadership experience in accounting, finance, and operations. Before joining the Company, Mr. Williams served as President of WM Consulting, LLC, offering executive-level, strategic and financial consulting services since 2016. Prior to this, Mr. Williams served as Chief Financial Officer for two publicly traded companies and in varying financial leadership roles with several other entities. Mr. Williams earned his Bachelor of Science in Accounting from Florida Atlantic University in 1995 and is a Certified Public Accountant (inactive).

In consideration for his services as an officer of the Company, Mr. Williams (i) will receive a base salary in the amount of $216,000 per annum, effective as of the period commencing on July 15, 2021; and (ii) will have the opportunity to participate in the Company’s executive bonus, stock option, and equity incentive plans.

There are no arrangements or understandings between Mr. Williams and any other person pursuant to which he was appointed an officer of the Company. In addition, there are no family relationships between Mr. Williams and any of the Company’s other executive officers or directors,

Since January 1, 2020, the Company paid Mr. Williams an aggregate of $175,000 in consulting fees for services he provided to the Company through his company, WM Consulting, LLC. Otherwise, there are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transactions, to which the Company or any of its subsidiaries is a participant, the amount exceeds $120,000, and in which Mr. Williams had, or will have, a direct or indirect material interest.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROM SOCIAL ENTERPRISES, INC.

Date: July 30, 2021	By:	/s/ Darren Marks
Darren Marks Chief Executive Officer

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